KEEP WELL AGREEMENT
KEEP WELL AGREEMENT, dated as of January 1, 1999, made by NLV FINANCIAL CORPORATION, a
Delaware corporation ("NLV Financial"), in favor of NATIONAL LIFE INSURANCE COMPANY, a stock life insurance company organized under the laws of the State of Vermont ("National Life").

WIT N E SSE T H

WHEREAS, pursuant to a Plan of Reorganization adopted on May 8, 1998 and re-adopted on September 29, 1998
(the "Plan of Reorganization") under Title 8, Chapter 101, subchapter 3A of the Vermont Statutes, National Life
Insurance Company, a mutual life insurance company organized under the laws of Vermont and the predecessor to
National Life, has reorganized as a stock life insurance company whose voting stock is wholly-owned by NLV
Financial, the majority of whose voting stock shall at all times be owned by the National Life Holding Company, a mutual insurance holding company organized under the laws of the State of Vermont
(the "Holding Company");

WHEREAS, pursuant to an Undertaking (the "Undertaking") entered into between National Life and the Vermont
Commissioner of Banking, Insurance, Securities and Health Care Administration
(the "Commissioner"), NLV Financial is required to execute this Agreement in favor of National Life in order to ensure that certain minimum capital levels are maintained by National Life; and

WHEREAS, this Agreement is being entered into pursuant to an order of the Commissioner.

NOW, THEREFORE, in consideration of the premises herein contained, NLV Financial hereby agrees with National
Life as follows:

1. Defined Terms. (a) Unless otherwise defined herein, capitalized terms defined in the Plan of Reorganization are used herein as defined therein. In addition, the following terms shall have the following meanings:

"Agreement": this Keep Well Agreement, as the same may be amended, supplemented, waived or otherwise modified from time to time.

"Annual statement": shall mean the annual statement for life and health insurance companies required to be filed by
National Life with the Commissioner. Any reference in this Agreement to specific lines of the Annual Statement shall be deemed to be made to the lines or schedules as they appear in the 1997 Annual Statement or, if applicable, to the comparable lines or schedules in subsequent Annual Statements if the form of the Annual statement changes in subsequent years.

"Authorized Control Level": means the number which appears as line 28 of the Five Year Historical Data Schedule of the Annual Statement of National Life for the most recent year or such number as would appear on such line if a comparable number were computed as of the end of any calendar quarter.

"Governmental Authority": any nation or government, any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company, Governmental Authority, or other entity of whatever nature.

"Pledge and Security Agreements": shall mean, collectively (i) the Pledge and Security Agreement of even date herewith executed by the Holding Company in favor of National Life, and (ii) the Pledge and Security Agreement of
even date herewith executed by NLV Financial in favor of National Life.

"Total Adjusted Capital": means the number which appears as line 27 of the Five Year Historical Data Schedule of the Annual Statement of National Life for the most recent year or such number as would appear on such line if a comparable number were computed as of the end of any calendar quarter.

"Undertaking": as defined in the Second Recital.

(b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.
(c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2. Keep Well Requirement. NLV Financial hereby covenants and agrees that, as of the end of each calendar quarter, it shall cause National Life's Total Adjusted Capital to be no less than the Authorized Control Level.

3. Representations and Warranties. NLV Financial hereby represents and warrants that it is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware and has all power, corporate or otherwise, to execute and deliver this Agreement and to perform all of its obligations hereunder. NLV further represents and warrants that this Agreement has been duly authorized by all necessary corporate action and that it is a legal, valid and binding obligation of NLV Financial enforceable in accordance with its terms. NLV Financial has obtained all necessary licenses and approvals required to execute this Agreement.

4. Remedies. If NLV Financial fails to comply with any material term of this Agreement, National Life may exercise its enforcement rights under the Pledge and Security Agreements and such other rights and remedies as provided by law.

5. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6. No Waiver: Cumulative Remedies. No delay, indulgence, omission or other act of National Life shall be deemed to be a waiver of any right or remedy of National Life hereunder, nor shall National Life by any such act be deemed to have acquiesced in any breach of any of the terms and conditions hereof.

7. Amendments in Writing: No Waiver: Successors and Assigns. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by NLV
Financial and National Life and approved by the Commissioner. This Agreement shall be binding upon the successors and assigns of NLV Financial and shall inure to the benefit of National Life and its successors and assigns, except that
NLV Financial may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of National Life.

8. Termination. This Agreement may be terminated only by a written instrument executed by NLV Financial and
National

Life or upon demutualization of the Holding Company or by operation of law; provided, however, that this
Agreement shall not terminate by operation of law upon the commencement of an insolvency or bankruptcy proceeding under state or federal law. This Agreement is not terminable without the consent of the Commissioner.

9. Notices. Any notice, communication, or distribution shall be sufficiently given and effective if in writing and delivered in person, or mailed by first class mail or registered or certified mail, return receipt requested, or sent by telecopier or telex, or sent by prepaid overnight courier to One National Life Drive, Montpelier, Vermont, Attention:
Chief Executive Officer, or communicated in such other manner as agreed to by the parties hereto. A copy of any and all such written notices, communications or distributions hereunder shall be provided to the Commissioner. NLV
Financial or National Life by notice to the other may designate additional or different addresses for subsequent notices, communications, or distributions. A notice, communication or distribution shall be deemed to have been duly given and effective: when delivered, if personally delivered; five business days after being deposited in the mail, postage prepaid, if delivered by first class mail; when answered back, if telexed; when receipt is acknowledged, if telecopied or delivered by registered or certified mail; and on the next business day if timely delivered to an overnight air courier, or at such other time as agreed to by the parties hereto.

10. No Guarantee. This Agreement is not, and shall not be construed or be deemed to constitute, a direct or indirect guarantee by NLV Financial to any Person of the payment or satisfaction of any debt or obligation of National Life or any of its subsidiaries to any such Person.

11. Certain Periodic Information. Within 60 days after the end of each of the first three calendar quarters, National
Life shall prepare and deliver to NLV Financial a good faith estimate of its RBC Ratio based on its Total Authorized
Capital as of the end of such quarter. National Life shall provide a copy of such estimate to the Commissioner.

12. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of Vermont without regard to the principles of conflict of laws.

13. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

IN WITNESS WHEREOF, NLV Financial and National Life have caused this Agreement to be duly executed and delivered as of the date first above written.
NLV FINANCIAL CORPORATION
By: /s/ Patrick E. Welch
Chairman &
Chief Executive Officer

NATIONAL LIFE INSURANCE COMPANY
By: /s/ Thomas H. MacLeay
President and Chief Operating Officer